EXHIBIT 99.1

ATHEROGENICS, INC.
BALANCE SHEET
October 31, 2008
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$ 51,744,542
Prepaid expenses	1,134,595
Accounts receivable	18,856
Total current assets	52,897,993

Equipment and leasehold improvements, net of accumulated depreciation
and amortization	1,483,919
Total assets	$ 54,381,912

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$ 194,147
Accrued compensation	240,818
Accrued and other liabilities	330,668
Total current liabilities not subject to compromise	765,633

Prepetition liabilities	306,337,734

Shareholders' deficit
Common stock	218,706,283
Warrants	598,362
Accumulated deficit	(472,026,100)
Total shareholders' deficit	(252,721,455)
Total liabilities and shareholders' deficit	$ 54,381,912

ATHEROGENICS, INC.
STATEMENT OF OPERATIONS
For the month ended October 31, 2008
(Unaudited)

Revenues	$ —

Operating expenses (1):
Research and development	861,230
General and administrative	463,418
Restructuring and impairment costs	—
Total operating expenses	1,324,648

Operating loss	(1,324,648)
Interest and other income	—
Interest expense	—
Net loss before reorganization items	(1,324,648)

Reorganization items, net	(223,693)

Net loss	$ (1,548,341)

Net loss per share –
basic and diluted	$ (0.04)

Weighted average shares
outstanding – basic and diluted	39,518,492

(1)  Operating expenses include non-cash depreciation expense of  $195,815.